Exhibit 99.1

TCI, LLC

Germantown, Wisconsin

CONSOLIDATED FINANCIAL STATEMENTS

Including Independent Auditors’ Report

As of and for the Year Ended December 31, 2017

TCI, LLC

TABLE OF CONTENTS

Independent Auditors’ Report	1 - 2

Consolidated Financial Statements

Consolidated Balance Sheet	3

Consolidated Statement of Operations	4

Consolidated Statement of Members’ Equity	5

Consolidated Statement of Cash Flows	6

Notes to Consolidated Financial Statements	7 - 17

INDEPENDENT AUDITORS’ REPORT

Members and Board of Directors

TCI, LLC

Germantown Wisconsin

We have audited the accompanying consolidated financial statements of TCI, LLC, which comprise the consolidated balance sheet as of December 31, 2017, and the related consolidated statement of operations, members’ equity, and cash flows for the year then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of TCI, LLC as of December 31, 2017 and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Baker Tilly Virchow Krause, LLP

Milwaukee, Wisconsin

February 21, 2018

TCI, LLC

CONSOLIDATED BALANCE SHEET

As of December 31, 2017

2017
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,028,502
Accounts receivable, net	4,174,029
Inventories, net	3,479,156
Prepaid expenses	130,909
Total Current Assets	8,812,596
PROPERTY AND EQUIPMENT, NET	2,134,216

INTANGIBLE ASSETS
Other intangibles, net	481,368
Goodwill	9,928,818

TOTAL ASSETS	$21,356,998

LIABILITIES AND MEMBERS’ EQUITY

CURRENT LIABILITIES
Current maturities of long-term debt	$2,020,784
Accounts payable	2,261,269
Accrued salaries, wages and bonuses	1,068,095
Accrued management fees	22,500
Accrued vacation	575,856
Other accrued expenses	470,290
Distributions payable	339,691
Total Current Liabilities	6,758,485

LONG-TERM LIABILITIES
Long-term debt	2,180,654

Total Liabilities	8,939,139

MEMBERS’ EQUITY	12,417,859

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$21,356,998

See accompanying notes to consolidated financial statements.

TCI, LLC

CONSOLIDATED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2017

	2017	Percent
NET SALES	$34,314,778	100.0

COST OF GOODS SOLD	20,781,561	60.6

Gross Profit	13,533,217	39.4

OPERATING EXPENSES
Selling and administrative expenses	9,964,026	29.1
Amortization expense	366,972	1.1
Management fees	100,000	0.3
Total Operating Expenses	10,430,998	30.4

Operating Income	3,102,219	9.0

OTHER INCOME (EXPENSE)
Interest expense	(263,682)	(0.8)
Other expense, net	(15,192)	—
Net Other Expense	(278,874)	(0.8)

NET INCOME	$2,823,345	8.2

See accompanying notes to consolidated financial statements.

TCI, LLC

CONSOLIDATED STATEMENT OF MEMBERS’ EQUITY

For the Year Ended December 31, 2017

	Common Units	Incentive Units	Members’ Equity
Units Outstanding, December 31, 2016	6,671	436

Units issued	—	4
Units exercised	94	(94)

Units Outstanding, December 31, 2017	6,765	346

BALANCES, December 31, 2016	$10,096,883	$260,018	$10,356,901

Net Income	2,823,345	—	2,823,345
Cash portion for incentive units exercised	33,126	—	33,126
Exercise of incentive units	57,533	(57,533)	—
Incentive units compensation	—	51,583	51,583
Distributions	(847,096)	—	(847,096)

BALANCES, December 31, 2017	$12,163,791	$254,068	$12,417,859

See accompanying notes to consolidated financial statements.

TCI, LLC

CONSOLIDATED STATEMENT OF CASH FLOWS

For the Year Ended December 31, 2017

2017
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$2,823,345
Adjustments to reconcile net income to net cash flows from operating activities
Depreciation	822,338
Amortization of intangible assets	366,972
Change in allowance for doubtful accounts	5,210
Provision for inventory	(2,824)
Straight line rent adjustment	38,576
Incentive units compensation expense	51,583
Changes in assets and liabilities
Accounts receivable	(1,259,477)
Inventories	191,513
Prepaid expenses	51,967
Accounts payable	832,500
Accrued salaries, wages and bonuses	841,266
Accrued vacation	89,138
Other accrued expenses	20,898
Net Cash Flows from Operating Activities	4,873,005
CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(279,310)
CASH FLOWS FROM FINANCING ACTIVITIES
Checks issued in excess of bank balance	—
Principal payments on long-term debt	(2,855,208)
Repayment of capital lease obligations	—
Member contributions	33,126
Distributions to members	(861,671)
Net Cash Flows from Financing Activities	(3,683,753)

Net Change in Cash and Cash Equivalents	909,942

CASH AND CASH EQUIVALENTS - Beginning of Year	118,560

CASH AND CASH EQUIVALENTS - END OF YEAR	$1,028,502

Supplemental cash flow disclosures
Cash paid for interest	$263,682

Noncash financing activities
Accrued distributions - net change	$(14,578)

See accompanying notes to consolidated financial statements.

TCI, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of and for the Year Ended December 31, 2017

NOTE 1 - Summary of Significant Accounting Policies

Nature of Operations

TCI, LLC (the Company) is engaged in the manufacture and sale of harmonic filter (active and passive), reactors, and other line filter products for AC and DC drives.  The Company grants credit to its customers which are primarily original equipment manufacturers and distributors located throughout the United States, Canada and Mexico.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the parent company, TCI, LLC, and its wholly-owned subsidiary, TCI International, Inc. (DISC).  Significant intercompany accounts and transactions have been eliminated.

Cash and Cash Equivalents

The Company defines cash and cash equivalents as highly liquid, short-term investments with a maturity at the date of acquisition of three months or less.

Accounts Receivable

In the normal course of business, the Company extends limited unsecured credit to its customers.  Accounts receivable are uncollateralized customer obligations resulting from the sale of its products.  Accounts receivable are due in a variety of payment terms ranging from 30 to 60 days after the issuance of the invoice.  Payments of accounts receivable are applied to the specific invoices identified on the customer’s remittance advice, or if unspecified, to the earliest unpaid invoices.  Uncollected receivables are considered past-due after 30 days of the agreed-upon due date.  Receivables are written-off only after all collection attempts have failed and are based on the individual credit evaluation and specific circumstances of the customer.  Recoveries of receivables previously written-off are recorded when received.

The Company uses the allowance method to account for uncollectable accounts receivable.  Accounts receivable have been adjusted for all known uncollectable accounts.  The Company provides for an allowance for doubtful accounts, when appropriate, which is based upon a review of outstanding receivables, historical collection information, and existing economic conditions, on a per customer basis.  Accounts receivable are presented net of an allowance for doubtful accounts of $5,210 at December 31, 2017.

Inventories

Inventories are stated at the lower of cost (first-in, first-out method) or market.  Manufacturing related labor and overhead costs are capitalized into work in process and finished goods.

TCI, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of and for the Year Ended December 31, 2017

NOTE 1 - Summary of Significant Accounting Policies (cont.)

Property and Equipment

Property and equipment are stated at cost and depreciated using the straight-line method over their estimated useful lives. Major expenditures for property and equipment are capitalized. Maintenance, repairs, and minor renewals are expensed as incurred. When assets are retired or otherwise disposed of, their costs and related accumulated depreciation are removed from the accounts and resulting gains or losses are included in income.  For income tax reporting purposes, depreciation is calculated using applicable accelerated methods.

Other Intangible Assets

Other intangible assets relate to trade name, patented technology, customer lists and customer/vendor relationships acquired with the acquisition of Trans-Coil, Inc. in 2008.  The cost of the intangible assets are amortized on a straight-line basis over their estimated lives ranging from 10-15 years. Total amortization expense related to the intangible assets was $366,972 for the year ended December 31, 2017.

The following table presents detail of the company’s amortizable intangible assets at December 31, 2017:

	Life (years)	Gross	Accumulated Amortization	Balance
Customer relationships	15	$802,000	$503,478	$298,522
Patents	10	1,334,000	1,256,183	77,817
Tradename	10	1,801,000	1,695,971	105,029
Total		$3,937,000	$3,455,632	$481,368

Future amortization expense of the intangible assets will be as follows for the years ending December 31:

2018	$236,342
2019	53,467
2020	53,467
2021	53,467
2022	53,467
Thereafter	31,158
Total	$481,368

The Company accounts for intangible assets acquired during acquisition in accordance with accounting guidance related to business combinations.  Accordingly, intangible assets acquired in a business combination are recognized apart from goodwill if the intangible asset meets the separate recognition criteria, as defined in the accounting guidance.

TCI, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of and for the Year Ended December 31, 2017

NOTE 1 - Summary of Significant Accounting Policies (cont.)

Goodwill

The Company has allocated a portion of the purchase price of the business acquired to goodwill.  Goodwill is considered impaired to the extent it has been determined that carrying value is in excess of its fair value and is not recoverable.  The Company reviews for impairment annually based on a qualitative analysis of the business, the customer segments, the economy, competition, and other such factors.  Management believes there has been no impairment of the Company’s goodwill as of December 31, 2017.

Impairment of Long-Lived Assets

The Company reviews long-lived assets, including property and equipment, and intangible assets for impairment whenever events or changes in business circumstances indicate that the carrying amount of an asset may not be fully recoverable.  An impairment loss would be recognized when the estimated future cash flows from the use of the asset are less than the carrying amount of that asset.  No such impairments were recognized for the year ended December 31, 2017.

Revenues

Revenue is recognized when products are shipped and title transfers to or services are performed for customers and payment is reasonably assured.

Shipping and Handling Costs

Shipping and handling costs charged to customers have been included in net sales.  Shipping and handling costs incurred by the Company have been included in cost of goods sold.

Advertising

Advertising costs are charged to operations when incurred.  Advertising expense was $196,249 for the year ended December 31, 2017.

Research and Development

Research and development costs are expensed as incurred and were $1,323,545 for the year ended December 31, 2017.

Product Warranties

The Company offers a standard one-year warranty against manufacturer’s defects on all products.  Estimated costs for product warranties are accrued and charged to operations when revenue is recognized.  Warranty expenses were $47,948 for the year ended December 31, 2017.

TCI, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of and for the Year Ended December 31, 2017

NOTE 1 - Summary of Significant Accounting Policies (cont.)

Income Taxes

The Company is treated as a Partnership for federal and state income tax purposes.  As such, the Company’s income, losses, and credits are included in the income tax returns of its members.

The Company recognizes the tax effects from uncertain tax positions only if the positions are more likely than not to be sustained under examination by a tax authority, based solely on the technical merits of the position.  As of December 31, 2017 the Company was not aware of any uncertain tax positions. The Company’s policy is to record interest and penalties related to income tax liabilities in income tax expense. The Company is not currently under examination by any taxing jurisdiction.

Distributions and Distributions Payable

The Company pays quarterly tax distributions based on the current year’s estimate of income tax obligations to be incurred by the members of the Company. To calculate the total tax distributions required, management estimates income tax obligations using the highest effective income tax brackets at the individual level and the anticipated Company taxable income, net of income tax credits. Management records distributions payable at each year end related to estimated income tax obligations resulting from that year’s activity. As of December 31, 2017, a distribution payable of $339,691 was recorded relating to taxable income generated during the year ended December 31, 2017.

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Subsequent Events

The Company has evaluated subsequent events through February 21, 2018, which is the date that the consolidated financial statements were available for issue.

TCI, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of and for the Year Ended December 31, 2017

NOTE 2 - Future Accounting Standards

ASU No. 2017-04, Intangibles - Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment

During January 2017, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2017-04, “Simplifying the Test for Goodwill Impairment.” ASU No. 2017-04 simplifies how an entity is required to test goodwill for impairment by eliminating Step 2 from the goodwill impairment test. ASU No. 2017-04 is effective for annual or any interim goodwill impairment tests in fiscal years beginning after December 15, 2021. Early adoption is permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017. The Company is currently assessing the effect that ASU No. 2017-04 will have on its results of operations, financial position and cash flows.

ASU No. 2016-02, Leases (Topic 842)

During February 2016, the FASB issued ASU No. 2016-02, “Leases (Topic 842).” ASU No. 2016-02 requires lessees to recognize the assets and liabilities that arise from leases on the balance sheet.  A lessee should recognize in the statement of financial position a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term.  ASU No. 2016-02 is effective for annual periods beginning after December 15, 2019. Early adoption is permitted. The Company is currently assessing the effect that ASU No. 2016-02 will have on its consolidated financial position.

ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606) and Other ASUs Issued Amending Topic 606

During May 2014, the FASB issued ASU No. 2014-09, “Revenue from Contracts with Customers (Topic 606).” ASU No. 2014-09 establishes principles for recognizing revenue upon the transfer of promised goods or services to customers, in an amount that reflects the expected consideration received in exchange for those goods or services. During 2015 and 2016, the FASB also issued ASU No. 2015-14, which defers the effective date of ASU No. 2014-09; ASU No. 2016-08, “Principal versus Agent Considerations (Reporting Revenue Gross versus Net)”, which clarifies the implementation guidance on principal versus agent considerations in Topic 606; ASU No. 2016-10, “Identifying Performance Obligations and Licensing”, which clarifies the identification of performance obligations and the licensing implementation guidance; ASU No. 2016-12, “Narrow-Scope Improvements and Practical Expedients” and ASU No. 2016-20, “Technical Corrections and Improvements to Topic 606”, which both affect narrow aspects of Topic 606. Topic 606 (as amended) is effective for fiscal years beginning after December 15, 2018.  The Company may elect to apply the guidance earlier, but has not elected to do so. The amendments may be applied retrospectively to each prior period presented or retrospectively with the cumulative effect recognized as of the date of initial application. The Company is currently assessing the effect that Topic 606 (as amended) will have on its results of operations, financial position and cash flows.

TCI, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of and for the Year Ended December 31, 2017

NOTE 3 - Inventories

Inventories consist of the following at December 31:

2017
Raw materials	$2,508,010
Work in process	53,180
Finished goods	917,966
Total Inventory	3,479,156
Less: reserve for excess and obsolescence	—
Total Inventories, net	$3,479,156

NOTE 4 - Property and Equipment

The major categories of property and equipment at December 31 are summarized as follows:

	Depreciable Lives	2017

Machinery and equipment	3-10 yrs.	$2,151,706
Office furniture and equipment	3-10 yrs.	1,531,229
Leasehold improvements	7-10 yrs.	1,983,387
Software	5 yrs.	503,093
Assets in progress	N/A	184,288
Total Property and Equipment		6,353,703
Less: accumulated depreciation		(4,219,487)
Net Property and Equipment		$2,134,216

NOTE 5 - Line of Credit

The Company has a loan agreement with a bank which provides a line of credit totaling $7,000,000 subject to a percentage of eligible assets as defined in the agreement.  Borrowings bear interest at the rate of the one month London Interbank Offered Rate (LIBOR) plus applicable margin based on the Company’s funded debt to EBITDA ratio, as defined (4.74% at December 31, 2017). There were no outstanding borrowings on the line of credit at December 31, 2017. The bank debt (including the bank term note payable) is collateralized by substantially all business assets under a general business security agreement. The line of credit expires in 2020, and the Company’s line of credit agreement meets other accounting requirements to be classified as a long-term obligation.

TCI, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of and for the Year Ended December 31, 2017

NOTE 6 - Long-Term Debt

Long-term debt consists of the following at December 31:

2017
Bank term note - Original amount of $7,500,000. Interest payments are due monthly and principal payments are due in quarterly installments of $180,852 through February 1, 2020 and a final lump sum payment of remaining principal and interest due on February 12, 2020. Interest is computed at LIBOR plus applicable margin based on the Company’s funded debt to EBITDA ratio, as defined (4.99% at December 31, 2017).	$3,617,033

Note payable - bank, original amount of $688,700, for the purchase of certain equipment and leasehold improvements. The note is due in monthly installments of $12,858 including interest at 4.48%, through January 26, 2018 and a final lump sum payment of the remaining principal and interest due on February 26, 2018, secured by the related equipment and leasehold improvements as identified in the agreement.	317,379

Note payable - Washington County, which is administered through the Washington County Economic Development Corporation (EDWC), original amount of $500,000, payments due in monthly installments of $5,726, including interest at 2.40% through December 1, 2018 and a final lump sum payment of remaining principal and interest due on January 1, 2019, secured by certain equipment, as identified in the agreement.	267,026

Totals	4,201,438

Less: Current portion	(2,020,784)

Long-Term Portion	$2,180,654

Principal requirements on long-term debt for years ending after December 31, 2017 are as follows:

2018	$2,020,784
2019	927,435
2020	1,253,219

Total	$4,201,438

TCI, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of and for the Year Ended December 31, 2017

NOTE 6 - Long-Term Debt (cont.)

Applicable Margin

For the line of credit, the applicable margin ranges from LIBOR plus 3.25% to LIBOR plus 3.50%.  For the Bank term note, the applicable margin ranges from LIBOR plus 3.50% to LIBOR plus 3.75%.

Financial Covenants

The bank debt agreements contain financial covenants which, among others, require the maintenance of certain financial covenants related to the Company’s debt service coverage ratio and EBITDA levels. The Company was in compliance with these covenants at December 31, 2017.

Mandatory Prepayment of Debt

The line of credit and bank term note agreements contain mandatory prepayment terms which require the payment of principal in the amounts of net cash received from certain events relating to asset dispositions, issuance of capital securities, excess cash flow, or receipt of proceeds from life insurance policies as defined in the agreement. For the year ended December 31, 2017, the Company calculated the mandatory prepayment to be approximately $917,000.  This amount will be paid within 90 days of December 31, 2017, as required in the debt agreement. This payment is reflected in the principal requirements schedule above.

NOTE 7 - Members’ Equity

Common Units

The Company has 7,111 common units authorized to be issued, of which 711 were reserved as incentive units.  As of December 31, 2017, 365 of the incentive unit options have been exercised and converted into common units. The number of common units outstanding at December 31, 2017 was 6,765.  See below for more discussion of the incentive units.

TCI, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of and for the Year Ended December 31, 2017

NOTE 7 - Members’ Equity (cont.)

Incentive Units

Pursuant to the First Amendment to the TCI, LLC 2008 Common Unit Option Plan, the Company has reserved 711 common units for issuance to officers or directors of the Company in connection with a non-qualified equity incentive plan.  The options typically became exercisable over a 5 year vesting period from the effective date of grant, but exceptions can be made at the discretion of the board.  No options may be exercised more than 10 years from the date of grant.  Additionally, an option holder may not exercise their options more than 30 or 90 days after their employment terminates depending on the reason for termination.

The Company uses the modified prospective method to account for the incentive units.  All equity-based payments to employees, including grants of incentive units, are recognized as expense in the statements of operations based on an estimated fair value.  The amount of compensation expense is determined based on the fair value of the incentive units when granted and is expensed over the required service period, which is normally the vesting period.  The assumptions used to determine compensation expense were as follows:

Year	Number of Incentive Units Granted	Number of Unvested Incentive Units	Volatility	Risk Free Rate of Return
2011	135	—	58%	1.10%
2012	120	—	49%	0.56%
2013	50	10	49%	0.56%
2014	217	46	40%	1.00%
2015	50	30	40%	1.10%
2016	—	—	—%	—%
2017	4	4	40%	1.10%

The following is a summary of incentive units activity for the year ended December 31:

	2017
	Units	Weighted Average Exercise Price
Units outstanding - beginning	436	$3,107
Units granted	4	2,253
Units exercised	(94)	(352)

Units outstanding - ending	346	$3,915

Compensation expense recognized was $51,583 for the year ended December 31, 2017.  At December 31, 2017, future compensation expense related to vested and unvested units will be approximately $96,000 and is expected to be recognized as expense through 2021. At December 31, 2017, 90 of the 346 units outstanding were unvested.

TCI, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of and for the Year Ended December 31, 2017

NOTE 8 - Leases

Operating Leases

In April 2014 the Company began leasing its manufacturing and office facilities in Germantown, Wisconsin under an operating lease that expires in April 2026. The real estate lease provides for monthly rental payments of approximately $45,000 with incremental 2.5% annual increases. Total rent payments for the term of the lease are expensed on a straight-line basis.  The rent expense under the lease was $611,000 for the year ended December 31, 2017. The Company is responsible for repairs and maintenance of the premises. The difference between lease payments made and the straight line expense was $194,544 at December 31, 2017. This amount is included as “Other accrued expenses” on the balance sheet.

Total rent expense related to all operating leases was $614,318 for the year ended December 31, 2017. The following is a schedule of future minimum lease payments under the operating lease agreements as of December 31, 2017:

Future minimum lease payments due in

2018	$584,836
2019	597,635
2020	611,082
2021	624,831
2022	638,890
Thereafter	2,180,918

Total Future Minimum Lease Payments	$5,238,192

NOTE 9 - Related Party Transactions

Management Fee

In 2008, the Company entered into agreements with two of the Company’s members to provide financial and management consulting services.  During 2017, the Company entered into an agreement with a third member to provide management consulting services and concurrently modified the two existing agreements to keep the annual fee at $100,000.

Two agreements each called for the Company to pay a quarterly management fee of $10,000 and reimbursement of any direct expenses related to the management services provided. The final agreement called for the Company to pay a quarterly management fee of $5,000 and reimbursement of any direct expenses. The term of the agreements shall continue until the occurrence of certain events.  The agreements are subordinate to the senior debt.  The Company expensed management fees under these agreements totaling $100,000 for the year ended December 31, 2017.  Management fees of $22,500 were accrued as of December 31, 2017.

TCI, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of and for the Year Ended December 31, 2017

NOTE 10 - Benefit Plan

The Company maintains a retirement savings and profit-sharing plan for substantially all employees meeting certain eligibility requirements.  The plan includes a provision, under Section 401(k) of the Internal Revenue Code, which allowed employees to contribute a portion of their compensation to the plan.  The Company matches 100% of employee contributions for contributions up to 3% of the employee’s compensation, plus 50% of employee contributions in excess of 3% but not in excess of 5% of the employee’s compensation. The Company matching contribution was $287,707 for the year ended December 31, 2017. The plan also allows for discretionary “profit sharing” contributions, and none were made during the year ended December 31, 2017.

NOTE 11 - Concentrations

Cash Balance

The Company maintains its cash balances primarily in one area bank.  At times, cash balances may exceed federally insured limits.  The Company has not experienced any losses in such accounts, and believes it is not exposed to any significant risk on cash.

Major Customers

One customer accounted for 13% of net sales for the year ended December 31, 2017. Accounts receivable from this customer totaled 19% of total receivables as of December 31, 2017.